Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Sirion Holdings, Inc. (the “Company”) on Form 10-KSB for the period ended December 31, 2006 filed with the Securities and Exchange Commission (the “Report”), we, Barry Butler, Chief Executive Officer of the Company, and Todd Creech, Senior Vice-President Finance of the Company, certify to the best of our knowledge, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

/s/ Barry Butler Barry Butler
Chief Executive Officer
March 30, 2007

/s/ Todd Creech Todd Creech
Senior Vice-President Finance
March 30, 2007
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”). This certification will not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent specifically incorporated by the Company.